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MASTER REPURCHASE AGREEMENT

                                                   Dated as of November 16, 2001

BETWEEN:

Credit Suisse First Boston Mortgage Capital LLC, as buyer ("Buyer", which term shall include any "Principal" as defined and provided for in Annex I), or as agent pursuant hereto ("Agent"), and

ABFS REPO 2001, Inc., as seller ("Seller").

1.       APPLICABILITY

         Buyer shall, from time to time, upon the terms and conditions set forth herein, agree to enter into transactions in which Seller transfers to Buyer Eligible Assets against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Assets at a date certain, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction", and, unless otherwise agreed in writing, shall be governed by this Agreement.

2.       DEFINITIONS AND INTERPRETATION

         a.       Defined Terms.

         "ABC" means American Business Credit, Inc. and its permitted successors and assigns.
         "ABFS" means American Business Financial Services, Inc. and its permitted successors and assigns.
         "ABMS" means American Business Mortgage Services, Inc. (formerly New Jersey Mortgage and Investment Corp.) and its permitted successors and assigns.
         "Additional Purchased Assets" shall have the meaning assigned thereto in Section 6(a) hereof.
         "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting equity, by contract or otherwise.
         "Agent" means Credit Suisse First Boston Mortgage Capital LLC or any successor.
         "Agreement" means this Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.
         "Available Commitment Amount" means the excess, if any, of (i) the Maximum Aggregate Committed Purchase Price, over (ii) the aggregate outstanding Purchase Price with respect to all Transactions hereunder.


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         "Borrower" means the obligor or obligors on a Note, including any
Person that has acquired the related collateral and assumed the obligations of the original obligor or obligors under the Note.
         "Breakage Costs" shall have the meaning assigned thereto in Section 3(c) herein.
         "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day upon which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is obligated by law or executive order to be closed.
         "Business Purpose Loan" means any Loan, the proceeds of which were obtained by the related Borrower in order to acquire an interest in or carry on a business or commercial enterprise.
         "Buyer's MV Margin Amount" means, with respect to any Transaction as of any date of determination, the amount obtained by application of Buyer's MV Margin Percentage to the Repurchase Price for such Transaction as of such date.
         "Buyer's MV Margin Percentage" shall have the meaning assigned thereto in the Side Letter.
         "Buyer's Par Margin Amount" means, with respect to any Transaction as of any date of determination, the amount obtained by application of the weighted average of the applicable Buyer's Par Margin Percentage (measure by outstanding principal balance) to the Repurchase Price for such Transaction as of such date.
         "Buyer's Par Margin Percentage" shall have the meaning assigned thereto in the Side Letter.
         "Change in Control" shall mean after the initial Purchase Date hereunder the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock of the related Guarantor at any time if after giving effect to such acquisition such Person or Persons owns fifty percent (50%) or more of such outstanding voting stock.
         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by Buyer (or any Affiliate of Buyer) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
         "Code" shall mean the Internal Revenue Code of 1986, as amended. "Collateral" shall have the meaning assigned thereto in Section 8 hereof.
         "Breakage Costs" shall have the meaning assigned thereto in Section 3(c) herein.
         "Collection Account" shall have the meaning assigned thereto in the Custody Agreement.
         "Collection Period" means the collection period reflected in the monthly loan data delivered to the Buyer, which period shall generally be the previous calendar month from the date on which such monthly loan data is delivered to the Buyer.
         "Committed Transactions" shall have the meaning assigned thereto in
Section 4 hereof.
         "Computer Tape" means a computer tape or other electronic medium generated by or on behalf of Seller and delivered to Buyer and Custodian which provides information relating to the Purchased Assets, including the information set forth in the Loan Schedule, in a format acceptable to Buyer.

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         "Confirmation" shall have the meaning assigned thereto in Section 4(d)
hereof.
         "Consolidated Stockholders' Equity" means Total Shareholders Equity minus goodwill, patents, trade names, trademarks, copyrights, franchises, organizational expense, and other assets in each case as are shown as intangible assets on the balance sheet of ABFS and its subsidiaries on a consolidated basis as determined at a particular date in accordance with GAAP.
         "Custody Agreement" means the Custodial Agreement, dated as of November 16, 2001 among Seller, Buyer, ABC and Custodian.
         "Custodian" means JPMorgan Chase Bank, or its successors and permitted assigns.
         "Default" means any event, that, with the giving of notice or the passage of time or both, would constitute an Event of Default; provided that a mere failure to have complied with a covenant prior to the time on which time period for compliance shall have expired shall not constitute a "Default".
         "Default Rate" means, as of any date of determination, the lesser of
(i) the Pricing Rate plus 4% or (ii) the maximum rate permitted by applicable law.
         "Effective Date" shall mean the date set forth on the top of the first page of this Agreement.
         "Eligible Asset" shall have the meaning assigned thereto in the Side Letter.
         "Eligible Loan" shall have the meaning assigned thereto in the Side Letter.
         "Event of Default" shall have the meaning assigned thereto in Section 18 hereof.
         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.
         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller.
         "Guarantee" means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person.
         "Guarantors" means ABFS, ABC, ABMS and Upland.
         "Guaranty" means the Guaranty of the Guarantors, jointly and severally, in favor of the Buyer, dated as of November 16, 2001.
         "Income" means, with respect to any Purchased Asset at any time, any principal thereof and all interest, dividends and other collections and distributions thereon.
         "Indebtedness" shall mean, for any Person: (a) all obligations for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business (c) indebtedness of others secured by a lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued for account of such Person; (e) capital lease obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements (excluding obligations under this Agreement); (g) indebtedness of others guaranteed on a recourse basis by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other contingent liabilities of such Person.

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         "Investment Company Act" means the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.
         "LIBOR" shall mean, for any date of determination, the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on such date, and if such rate shall not be so quoted, the arithmetic average as determined by the Agent of the rates at which deposits in immediately available U.S. dollars having a maturity of approximately 30 days are offered to four (4) reference banks to be selected by the Agent in the London interbank market, at approximately 11:00 a.m. (London time) two London business days prior to such date.
         "Loan" means (i) a first lien or second lien, fixed rate, closed-end home equity loan, or (ii) such other type of loan, lease or other receivable as shall be agreed upon by the parties as evidenced by Appendix A to the Custodial Agreement, as amended or supplemented by mutual agreement of the parties.
         "Loan Documents" shall have the meaning assigned thereto in the Custody Agreement.
         "Loan File" shall have the meaning of assigned thereto in the Custody Agreement.
         "Loan Schedule" means the list of Loans delivered by an Originator or Seller to Buyer and Custodian together with each Transaction Notice and attached by the Custodian to the related Trust Receipt and setting forth as to each Loan the related Borrower name, the address of the related Mortgaged Property and the outstanding principal balance of the Loan as of the initial Purchase Date, together with any other information specified by Buyer from time to time in good faith.
         "Margin Call" shall have the meaning assigned thereto in Section 6(a). "Margin Deficit" shall have the meaning assigned thereto in Section
6(a) hereof.
         "Market Value" means (i) with respect to any Purchased Asset that is an Eligible Asset, as of any date of determination, the market price as determined by Buyer in its sole discretion exercised in a commercially reasonable manner, without credit for any interest accrued and unpaid thereto, and (ii) with respect to a Purchased Asset that is not an Eligible Asset, zero.
         "Master Contribution Agreement" means the Master Contribution Agreement, dated as of November 16, 2001, among ABFS and Seller.
         "Master Netting Agreement" means the Master Collateral Security and Master Netting Agreement dated as of November 16, 2001 among Buyer and certain of its Affiliates and the Guarantors and certain Affiliates.
         "Material Adverse Change" means, with respect to a Person, any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of such Person.
         "Material Adverse Effect" means (a) a Material Adverse Change with respect to a Guarantor or a Guarantor and its Affiliates that are party to any Program Document taken as a whole; (b) a material impairment of the ability of the Seller, a Guarantor or any Affiliate that is a party to any Program Document to perform any material obligation or material covenant under any Program Document or to avoid any Event of Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Document; or (d) a material adverse effect upon the value or marketability of a material portion of the Purchased Assets.

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         "Maximum Aggregate Committed Purchase Price" means $100,000,000.
         "Maximum Aggregate Purchase Price" means $200,000,000.
         "Mortgage" means a mortgage, deed of trust, or other instrument that creates a lien on the related Mortgaged Property and secures a Note.
         "Mortgaged Property" means, with respect to a Loan, the related Borrower's fee interest in real property and all other collateral securing repayment of the debt evidenced by the related Note.
         "Net Income" means the net income of ABFS determined in accordance with GAAP.
         "Note" means, with respect to any Loan, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Borrower.
         "Notice Date" shall have the meaning assigned thereto in Section 4 hereof.
         "Obligations" means (a) all of Seller's and Guarantor's obligation to pay the Repurchase Price on the Repurchase Date, and other obligations and liabilities of Seller, Guarantors and Servicer, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Documents or otherwise, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer pursuant to the Program Documents in order to preserve any Purchased Asset or its interest therein (provided that the Buyer agrees to take reasonable steps not to duplicate efforts taken by the Seller or a Guarantor); (c) in the event of any proceeding for the collection or enforcement of any of Seller's, Guarantors' or Servicer's indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Buyer or such Affiliate of its rights under the related agreements, including without limitation, reasonable attorneys' fees and disbursements and court costs; and
(d) all of Seller's, Guarantors' and Servicer's obligations to Buyer, Custodian or any other Person pursuant to the Program Documents.
         "Originator" means either ABC, Upland or ABMS, as applicable.
         "Person" shall mean any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature.
         "Price Differential" means, with respect to each Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential in respect of such period previously paid by Seller to Buyer) with respect to such Transaction.
         "Pricing Margin" shall have the meaning assigned thereto in the Side Letter.

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         "Pricing Rate" means the per annum percentage rate for determination of the Price Differential as set forth in Section 3(b) hereof or as otherwise set forth in the Side Letter.
         "Prime Rate" means the daily prime loan rate as reported in The Wall Street Journal or if more than one rate is published, the highest of such rates.
         "Principal" shall have the meaning given to it in Annex I.
         "Program Documents" means this Agreement, the Custody Agreement, any Servicing Agreement, the Master Netting Agreement, the Guaranty, the Master Contribution Agreement, the Side Letter and any other agreement entered into by Seller and/or a Guarantor, on the one hand, and Buyer or one of its Affiliates (or Custodian on its behalf) on the other, in connection herewith or therewith.
         "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
         "Purchase Date" means the date on which Purchased Assets are to be transferred by Seller to Buyer.
         "Purchase Price" shall mean the price paid by the Buyer for a Purchased Asset, the amount of which is set forth in the Side Letter.
         "Purchased Assets" means, with respect to a Transaction, the related Loans, together with the related Records, Servicing Rights, and other
Collateral, and all instruments, chattel paper, and general intangibles comprising or relating to all of the foregoing, including all rights of the Seller under the Master Contribution Agreement. The term "Purchased Assets" with respect to any Transaction at any time also shall include Additional Purchased Assets delivered pursuant to Section 6(a) hereof.
         "Records" means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Asset. Records shall include the Notes, any Mortgages, the Loan Files and any other instruments necessary to document or service a Loan that is a Purchased Asset, including, without limitation, the complete payment and modification history of each Loan that is a Purchased Asset.
         "Repurchase Date" shall have the meaning assigned thereto in Section 3(b) and shall also include the date determined by application of Section 19.
         "Repurchase Price" means the price at which Purchased Assets are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price paid and the Price Differential as of the date of such determination.
         "Seller Parties" means Seller, ABFS, ABC, ABMS and Upland.
         "Servicer" means (i) ABC, or (ii) any other servicer approved by Buyer in its sole discretion.
         "Servicing Agreement" means any agreement (other than the Custody Agreement) giving rise or relating to Servicing Rights with respect to a Purchased Asset, including any assignment or other agreement relating to such agreement.
         "Servicing Rights" means contractual, possessory or other rights of Seller or any other Person arising under a Servicing Agreement, the Custody Agreement or otherwise, to administer or service a Purchased Asset or to possess related Records.
         "Side Letter" means the Pricing Side Letter, dated as of November 16, 2001, among Seller, ABFS, ABC, ABMS, Upland and Buyer.

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         "Subordinated Debt" means ABFS issued subordinated investment notes and adjustable rate subordinated money market notes.
         "Subservicers" shall mean Upland and ABMS.
         "Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
         "Substitute Assets" has the meaning assigned thereto in Section 16(a). "Termination Date" has the meaning assigned thereto in Section 27. "Total Shareholder's Equity" means with respect to any Person, the excess of total assets of such Person over total liabilities of such Person, as determined in accordance with GAAP.
         "Transaction" has the meaning assigned thereto in Section 1. "Transaction Notice" means a written request of Seller to enter into a
Transaction, in the form attached to the Custody Agreement which is delivered to Buyer and Custodian.
         "Trust Receipt" means a Trust Receipt and Certification as defined in the Custody Agreement.
         "Underwriting Guidelines" means an Originator's underwriting guidelines in effect as of the date of this Agreement, as the same may be amended from time to time in accordance with terms of this Agreement.
         "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial
Code as in effect in the applicable jurisdiction.
         "Upfront Fee" shall have the meaning assigned thereto in the Side
Letter.
         "Upland" means HomeAmerican Credit, Inc. (d/b/a Upland Mortgage) and its permitted successors and assigns.

         b.       Interpretation.

                  Headings are for convenience only and do not affect interpretation. The following rules of this subsection (b) apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Program Document. A reference

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to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. An Event of Default subsists until it has been waived in writing by Buyer or cured by Seller. The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Seller or ABFS, as applicable. Except where otherwise provided in this Agreement any determination, statement or certificate by Buyer or an authorized officer of Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Where Seller or a Guarantor is required to provide any document to Buyer under the terms of this Agreement, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. This Agreement is the result of negotiations among and has been reviewed by counsel to Buyer, Guarantors and Seller, and is the product of all parties. In the interpretation of this Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated Buyer may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, and may form opinions, make determinations and exercise discretion at its absolute discretion. Any requirement of good faith, discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller, a Guarantor, a servicer of the Purchased Assets, any other Person or the Purchased Assets themselves.

3.       THE TRANSACTIONS

         a. Seller shall repurchase Purchased Assets from Buyer on each related Repurchase Date. Such obligation to repurchase subsists without regard to any prior or intervening liquidation or foreclosure with respect to each Purchased Asset. Seller is obligated to obtain the Purchased Assets from Buyer or its designee (including the Custodian) at Seller's expense on (or after) the related Repurchase Date.

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         b. Provided that the applicable conditions in Sections 9(a) and (b)
have been satisfied, each Purchased Asset that is repurchased by Seller on the 20th day of each month (or, if such 20th day is not a Business Day, the immediately following Business Day) following the related initial Purchase Date (the day of the month so determined for each month, or any other date designated by Seller to Buyer for such a repurchase on at least one Business Day's prior notice to Buyer, a "Repurchase Date", which term shall also include the date determined by application of Section 19) shall automatically become subject to a new Transaction unless Buyer is notified by Seller at least three (3) Business Days prior to any Repurchase Date, provided that if the Repurchase Date so determined is later than the Termination Date, the Repurchase Date for such Transaction shall automatically reset to the Termination Date, and the provisions of this sentence as it might relate to a new Transaction shall expire on such date. For each new Transaction, unless otherwise agreed, (y) the accrued and unpaid Price Differential shall be settled in cash on each related Repurchase Date, and (z) the Pricing Rate shall be as set forth in the Side Letter.

         c. If Seller repurchases Purchased Assets on any day which is not a Repurchase Date for such Purchased Assets, Seller shall indemnify Buyer and hold Buyer harmless from any losses, costs and/or expenses which Buyer may sustain or incur arising from the reemployment of funds obtained by Buyer hereunder or from fees payable to terminate the deposits from which such funds were obtained ("Breakage Costs"), in each case for the remainder of the applicable 30 day period. Buyer shall deliver to Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon Seller, absent manifest error. This Section shall survive termination of this Agreement and the repurchase of all Purchased Assets subject to Transactions hereunder.

4. ENTERING INTO TRANSACTIONS (COMMITTED/NON-COMMITTED); TRANSACTION NOTICE; CONFIRMATIONS

         a. Unless otherwise agreed, Seller shall give Buyer and Custodian at least three (3) Business Days prior notice of any proposed Purchase Date (the date on which such notice is so given, the "Notice Date"). On the Notice Date, Seller or an Originator shall (i) request that Buyer enter into a Transaction by furnishing to Buyer and Custodian a Transaction Notice and Loan Schedule, (ii) deliver to Buyer a Computer Tape and (iii) deliver to Custodian the Loan File for each Loan subject to such Transaction.

         b. Subject to fulfillment of the conditions precedent set forth in Sections 9(a) and (b) hereof, and provided that no Default shall have occurred and be continuing hereunder, Buyer agrees from time to time, on the terms and conditions of this Agreement, to enter into Transactions (a "Committed Transaction") in a principal amount at such time up to the Available Commitment Amount; provided, however, that Buyer shall not be obligated to enter into any Committed Transaction if, after giving effect to such Committed Transaction, a Margin Deficit would occur.

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         c. In addition to the foregoing, subject to fulfillment of the conditions precedent set forth in Sections 9(a) and (b) hereof, and provided that no Default shall have occurred and be continuing hereunder, Buyer may from time to time in its sole discretion, on the terms and conditions set forth in this Agreement, enter into Transactions in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Aggregate Purchase Price.

         d. Unless otherwise agreed, upon receipt of the Transaction Notice, Buyer shall either make an offer to Seller to enter into a Committed Transaction or Buyer may, in its sole discretion, make an offer to Seller to enter into a Transaction (other than a Committed Transaction), and each such offer shall specify the specific terms for such Transaction, including the Purchase Price, the Pricing Rate, the Market Value and the Repurchase Date in respect of such Transaction. In the event that the parties enter into a Transaction, Buyer will confirm the terms of each Transaction by delivering a written confirmation to Seller (a "Confirmation"). Seller shall review the Confirmation and, if in agreement therewith, shall return (i) a copy of such fully signed Confirmation by facsimile transmission to the Buyer prior to the payment of the Purchase Price by Buyer on the Purchase Date and (ii) the original executed copy of such Confirmation to the Buyer within two (2) Business Days of the settlement of such Transaction. The terms of any Transaction Notice, if any, signed by Seller shall be deemed incorporated by reference into the Confirmation and if the terms of the Transaction Notice conflicts with the Confirmation, the terms of the Confirmation shall prevail.

         e. Each Confirmation and Transaction Notice, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, and Seller's acceptance of the related proceeds shall constitute Seller's agreement to the terms of such Confirmation. It is the intention of the parties that each Confirmation and Transaction Notice shall not be separate from this Agreement but shall be made a part of this Agreement. In the event of any conflict between this Agreement and a Confirmation, the terms of the Confirmation shall control with respect to the related Transaction absent manifest error.

5.       PAYMENT AND TRANSFER

         Unless otherwise agreed, all transfers of funds hereunder shall be in immediately available funds and all Purchased Assets transferred shall be transferred to the Custodian pursuant to the Custody Agreement. Any Repurchase Price or Price Differential received by Buyer after 2:00 p.m. New York City time shall be applied on the next succeeding Business Day.

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6.       MARGIN MAINTENANCE

         a. If at any time either (i) the aggregate Market Value of all Purchased Assets subject to all Transactions is less than the aggregate Buyer's MV Margin Amount for all such Transactions or (ii) the aggregate unpaid principal amount for all Purchased Assets is less than Buyer's Par Margin Amount for all Transactions (each a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions to transfer to Buyer, either cash or additional Eligible Assets acceptable to Buyer in its sole discretion ("Additional Purchased Assets"), so that either (a) with respect to any Margin Deficit pursuant to clause (i) above, the cash and aggregate Market Value of the Purchased Assets, including any such Additional Purchased Assets, will thereupon equal or exceed such aggregate Buyer's MV Margin Amount, or (b) with respect to any Margin Deficit pursuant to clause (ii) above, the cash and aggregate unpaid principal balance of the Purchased Assets, including any such Additional Purchased Assets, will thereupon equal or exceed such Buyer's Par Margin Amount (either such requirement, a "Margin Call").

         b. Notice required pursuant to Section 6(a) may be given by any means provided in Section 35 hereof. Any notice given before 11:00 a.m. New York, New York time on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. New York, New York time on such Business Day; notice given after 11:00 a.m. New York, New York time on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. New York, New York time on the following Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller, each Guarantor and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller or any Guarantor.

7.       INCOME PAYMENTS

         Where a particular term of a Transaction extends over the date on which Income is paid in respect of any Purchased Assets subject to that Transaction, such Income shall be the property of Buyer. Provided no Default has occurred, unless otherwise agreed between the parties, Buyer shall, as Buyer shall reasonably determine in its sole discretion, on the Repurchase Date following the date such Income is received by Buyer (or a servicer on its behalf) either
(i) transfer (or permit the servicer to transfer) to Seller such Income with respect to any Purchased Assets subject to such Transaction or (ii) if a Margin Deficit then exists, apply the Income payment to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentences to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Assets sufficient to eliminate such Margin Deficit. Any income received by or on behalf of Seller, Servicer or a Guarantor while the related Transaction is outstanding shall be deemed held by Seller, Servicer or such Guarantor solely in trust for Buyer pending the repurchase on the related Repurchase Date.

         The Seller shall cause the Servicer to deposit into the Collection Account all collections with respect to the Purchased Assets in the event that such collection in any Collection Period exceeds $750,000. Notwithstanding anything in this Section 7 to the contrary, on each date which is (i) a Repurchase Date on which the Buyer and the Seller enter into a new Transaction pursuant to the terms of Section 3(b), or (ii) a date on which a Margin Deficit is due, or (iii) following the date on which the Buyer has declared an Event of Default, in accordance with the terms of the Repurchase Agreement, the Buyer shall apply all funds in the Collection Account to the amounts owed to the Buyer and shall instruct the Custodian on any scheduled Repurchase Date to remit any such amounts to the Buyer, to the extent of the funds in the Collection Account. Unless an Event of Default shall occur and be continuing, the Buyer shall instruct the Custodian to remit any excess funds in the Collection Account to the Seller or its designee by wire transfer, in compliance with the instructions of the Seller.

8.       SECURITY INTEREST

         Seller and Buyer intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and as security for Seller's performance of all of its Obligations, Seller hereby grants Buyer a fully perfected first priority security interest in the Purchased Assets, the Records, and all related Servicing Rights, Property, insurance, Income, accounts (including any interest of Seller in escrow accounts) and any other contract rights, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, the servicing of the Purchased Assets, and any proceeds and distributions with respect to any of the foregoing and any other property, rights, titles or interests as are specified on a Transaction Notice (collectively, the "Collateral").

9.       CONDITIONS PRECEDENT

         a. As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by each party thereto:

                  (i) The Program Documents duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver;

                  (ii) Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer's interest in the Purchased Assets and other Collateral have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1;

                  (iii) A certified copy of Seller's and each Guarantor's consents or corporate resolutions, as applicable, approving the Program Documents and Transactions thereunder (either specifically or by general resolution), and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Documents;

                  (iv) An incumbency certificate of the secretaries of Seller and each Guarantor certifying the names, true signatures and titles of Seller's and each Guarantor's representatives duly authorized to request Transactions hereunder and to execute the Program Documents and the other documents to be delivered thereunder;

                  (v) An opinion of Seller's and each Guarantor's counsel as to such matters as Buyer may reasonably request and in form and substance acceptable to Buyer;

                  (vi) A copy of the Underwriting Guidelines certified by an officer of the Originators;

                  (vii) The Guaranty;

                  (viii) No Material Adverse Change has occurred with respect to ABFS since its June 30, 2001 financial statements;

                  (ix) Any other documents reasonably requested by Buyer upon reasonable advance written notice.

         b. The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

                  (i) Buyer or its designee shall have received on or before the day of a Transaction with respect to such Purchased Assets (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

                           (A) A Transaction Notice, Loan Schedule and Computer
Tape delivered pursuant to Section 4(a);

                           (B) The related Trust Receipt; and

                           (C) Such certificates, customary opinions of counsel
or other documents as Buyer may reasonably request.

                  (ii) No Default or Event of Default shall have occurred and be continuing.

                  (iii) Buyer shall not have determined that a change in any requirement of law or in the interpretation or administration of any requirement of law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on LIBOR.

                  (iv) All representations and warranties in the Program Documents shall be true and correct on the date of such Transaction.

                  (v) The then aggregate outstanding Purchase Price for all Purchased Assets, when added to the Purchase Price for the requested Transaction, shall not exceed the Maximum Aggregate Purchase Price.

                  (vi) No event or events shall have been reasonably determined by Buyer to have occurred resulting in the effective absence of a "repo market" for a period of at least three (3) consecutive Business Days respecting loans or mortgage-backed or asset-backed securities such that Buyer is or was unable to finance or fund purchases under this Agreement through the "repo market" or Buyer's customers.

                  (vii) Satisfaction of any conditions precedent to the initial Transaction as set forth in clause (a) of this Section 9 that were not satisfied prior to such initial Purchase Date. In no event shall Buyer be required to enter into more than one Transaction in any calendar week (unless delay in consummating prior Transaction was caused by Buyer).

                  (viii) The Purchase Price for the requested Transaction shall not be less than $5,000,000.

                  (ix) Buyer shall have determined that all actions necessary or, in the opinion of Buyer, desirable to maintain Buyer's perfected interest in the Purchased Assets and other Collateral have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1.

                  (x) Any other documents reasonably requested by Buyer upon reasonable advance written notice.

10.      RELEASE OF PURCHASED ASSETS

         Upon timely payment in full of the Repurchase Price and all other Obligations owing with respect to a Purchased Asset, if no Default or Event of Default has occurred and is continuing, Buyer shall, and shall direct Custodian to, release such Purchased Asset unless such release would give rise to or perpetuate a Margin Deficit. Except as set forth in Sections 6(a) and 16, Seller shall give at least three (3) Business Days' prior written notice to Buyer if such repurchase shall occur on other than a Repurchase Date. If such a Margin Deficit is applicable, Buyer shall notify Seller of the amount thereof and Seller may thereupon satisfy the Margin Call in the manner specified in Section 6.

11.      RELIANCE

         With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller or any Guarantor in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller's or the related Guarantor's behalf. In each such case, Seller and the Guarantors hereby waive the right to dispute Buyer's record of the terms of the Confirmation, request or other communication.

12.      REPRESENTATIONS AND WARRANTIES

         Each of Seller and each Guarantor hereby represents and warrants, and shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through and including the related Repurchase Date be deemed to represent and warrant, that:

         a. Due Organization and Qualification. Each of Seller and each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction under whose laws it is organized. Each of Seller and each Guarantor is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Program Documents.

         b. Power and Authority. Each of Seller and each Guarantor has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Program Documents and to consummate the Transactions.

         c. Due Authorization. The execution, delivery and performance of the Program Documents by each of Seller and each Guarantor have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

         d. Noncontravention. None of the execution and delivery of the Program Documents by Seller or the related Guarantor or the consummation of the Transactions and transactions thereunder:

                           (i) conflicts with, breaches or violates any
provision of the agreements of Seller or the related Guarantor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Seller or the related Guarantor or its properties and which would materially impact Seller's business, any Guarantor's business or any Transaction;

                           (ii) constitutes a material default by Seller or the
related Guarantor under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which Seller or the related Guarantor is a party or by which it or any of its properties is or may be bound or affected; or

                           (iii) results in or requires the creation of any lien
upon or in respect of any of the assets of Seller or The related Guarantor except the lien relating to the Program Documents.

         e. Legal Proceedings. Except as identified on Exhibit B attached hereto, there is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Assets, Seller, any Guarantor, Servicer or any of their Affiliates, pending or threatened, which, if decided adversely, would have a Material Adverse Effect.

         f. Valid and Binding Obligations. Each of the Program Documents to which Seller, any Guarantor or Servicer is a party, when executed and delivered by Seller, such Guarantor or Servicer, as applicable, will constitute the legal, valid and binding obligations of Seller, such Guarantor or Servicer, as applicable, enforceable against Seller, such Guarantor or Servicer, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

         g. Financial Statements. The financial statements of ABFS, copies of which have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of ABFS as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since June 30, 2001 there has been no Material Adverse Change with respect to ABFS. Except as disclosed in such financial statements, no Guarantor is subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change with respect to such Guarantor.

         h. Accuracy of Information. None of the documents or information prepared by or on behalf of Seller, any Guarantor or Servicer and provided by Seller, any Guarantor or Servicer to Buyer relating to Seller's, any Guarantor's or Servicer's financial condition contain any statement of a material fact with respect to Seller, any Guarantor or Servicer or the Transactions that was untrue or misleading in any material respect when made. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to Seller, any Guarantor or Servicer, that would render any of such documents or information untrue or misleading in any material respect.

         i. No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by Seller or any Guarantor of this Agreement or the consummation by Seller or any Guarantor of any other Program Document, other than any that have heretofore been obtained, given or made.

         j. Compliance With Law. Etc. No practice, procedure or policy employed or proposed to be employed by Seller or any Guarantor in the conduct of its businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in either a Material Adverse Change with respect to Seller or any Guarantor or a Material Adverse Effect.

         k. Solvency: Fraudulent Conveyance. Each of Seller and each Guarantor is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, neither Seller nor any Guarantor will be left with an unreasonably small amount of capital with which to engage in its business. Neither Seller nor any Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither Seller nor any Guarantor is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any Guarantor or any of their assets. The amount of consideration being received by Seller upon the sale of the Purchased Assets to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Assets. Seller is not transferring any Purchased Assets with any intent to hinder, delay or defraud any of its creditors. The amount of consideration being received by the Originators upon the sale and/or contribution of the Purchased Assets to Seller constitutes reasonably equivalent value and fair consideration for such Purchased Assets. No Originator is transferring any Purchased Assets with any intent to hinder, delay or defraud any of its creditors.

         l. Investment Company Act Compliance. Seller is not required to be registered as an "investment company" as defined under the Investment Company Act nor as an entity under the control of an "investment company" as defined under the Investment Company Act.

         m. Taxes. Each of Seller and each Guarantor has filed all federal and state tax returns or extensions which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than for taxes that are being contested in good faith or for which it has established adequate reserves). Any taxes, fees and other governmental charges payable by Seller or any Guarantor in connection with a Transaction and the execution and delivery of the Program Documents have been paid.

         n. Additional Representations. With respect to each Loan, Seller and each Guarantor, jointly and severally, hereby make all of the applicable representations and warranties set forth in Appendix A to the Custody Agreement as of the date the Loan File is delivered to the Custodian. Further, as of each Purchase Date, the Seller and each Guarantor shall be deemed to have represented and warranted in like manner that neither such Guarantor nor Seller has any knowledge that any such representation or warranty may have ceased to be true in a material respect as of such date, except as otherwise stated in a Transaction

Notice, any such exception to identify the applicable representation or warranty and specify in reasonable detail the related knowledge of the Seller or the Guarantor. In addition, each Originator agrees to make the representations and warranties set forth in Appendix A to the Custody Agreement as of the "cut-off date" of the securitization or whole loan sale of the related Loans by Seller or Buyer, as applicable; provided, however, that to the extent that such Originator has at the time of such securitization or whole loan sale actual knowledge of any facts or circumstances that would render any of such representations and warranties materially false, such Originator shall have no obligation to make such materially false representation and warranty.

         o. No Broker. Neither Seller nor any Guarantor has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement; provided, that if Seller or any Guarantor has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller or such Guarantor, as applicable.

         p. Corporate Separateness.

                  (i) The capital of Seller and each Guarantor is adequate for the respective business and undertakings of Seller and each Guarantor.

                  (ii) Other than as provided in this Agreement and the other Program Documents, Seller is not engaged in any business transactions with any Guarantor or any of its Affiliates other than transactions in the ordinary course of its business on an "arms-length" basis.

                  (iii) The funds and assets of the Seller are not, and will not be, commingled with the funds of any other Person.

                  (iv) At least one director of the Seller shall be independent of any relationship with any Guarantor.

The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Buyer and shall continue for so long as the Purchased Assets are subject to this Agreement.

13.      COVENANTS OF SELLER AND GUARANTORS

         Each of Seller and each Guarantor, as applicable, hereby covenants with Buyer as follows:

                  a. Defense of Title. Each of Seller and each Guarantor warrants and will defend the right, title and interest of Buyer in and to all Collateral against all adverse claims and demands.

                  b. No Amendment or Compromise. Without Buyer's prior written consent, neither Seller, any Guarantor nor those acting on Seller's or any Guarantor's behalf shall amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Assets, any related rights or any of the Program Documents, provided that Servicer may amend or modify a Loan if such amendment or modification does not affect the amount or timing of any payment of principal or interest, extend its scheduled maturity date, modify its interest rate, or constitute a cancellation or discharge of its outstanding principal balance and does not materially and adversely affect the security afforded by the real property, furnishings, fixtures, or equipment securing the Loan; provided, further, that the Servicer may amend or modify a Loan pursuant to an amendment or modification that affects the timing of any payment of principal or interest so long as such amendment or modification is typically done by the Servicer in connection with servicing Loans subject to a securitization that are similar to the Purchased Asset and which amendment or modification does not affect the eligibility of such Loans to be included in such securitizations.

                  c. No Assignment. Except as permitted herein, neither Seller, any Guarantor nor any servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Assets or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets in accordance with the Program Documents.

                  d. Servicing of Loans. Seller and each Guarantor shall cause Servicer and each Subservicer to service, or cause to be serviced, all Loans that are part of the Purchased Assets in accordance with prudent servicing practices, pending any delivery of such servicing to Buyer pursuant to the Servicing Agreement, employing at least the same procedures and exercising the same care that Servicer customarily employs in servicing Loans for its own account. Seller shall notify servicers of Buyer's interest hereunder and Seller shall notify Buyer of the name and address of all servicers of Loans. Buyer shall have the right to approve each Subservicer and the form of all Servicing Agreements or servicing side letter agreements, it being understood and agreed that any Guarantor shall be an acceptable Subservicer. Seller shall cause the servicer to hold or cause to be held all escrow funds collected with respect to such Loans in trust accounts and shall apply the same for the purposes for which such funds were collected. Upon Buyer's request, Seller shall provide reasonably promptly to Buyer a letter addressed to and agreed to by each servicer of Loans, in form and substance reasonably satisfactory to Buyer, advising such servicer of such matters as Buyer may reasonably request. If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller by contract for managing or servicing any such Loan has failed to perform fully Seller's obligations under the Program Documents or any of the obligations of such entities with respect to the Purchased Assets, Seller shall promptly notify Buyer.

                  e. Preservation of Collateral; Collateral Value. Each of Seller and each Guarantor shall do all things necessary to preserve the Collateral so that it remains subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller and each Guarantor will comply with all rules, regulations and other laws of any Governmental Authority and cause the Collateral to comply with all applicable rules, regulations and other laws. Neither Seller nor any Guarantor will allow any default for which Seller or any Guarantor is responsible to occur under any Collateral and Seller and each Guarantor shall fully perform or cause to be performed when due all of its obligations under any Collateral.

                  f. Maintenance of Papers, Records and Files. Seller and each Guarantor shall acquire, and Seller, the Guarantors or the Servicer of the Purchased Assets shall build, maintain and have available, a complete file in accordance with lending industry custom and practice for each Purchased Asset. Seller, the Guarantors or the Servicer of the Purchased Assets will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices and preserve them against loss.

                           (i) Seller and each Guarantor shall collect and
maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice, including those maintained pursuant to the preceding subsection, and all such Records shall be in Custodian's possession unless Buyer otherwise approves. Neither Seller nor any Guarantor will allow any such papers, records or files that are an original or an only copy to leave Custodian's possession, except for individual items removed in connection with servicing a specific Loan, in which event Seller or such Guarantor will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.

                           (ii) For so long as Buyer has an interest in or lien
on any Purchased Asset, Seller and each Guarantor will hold or cause to be held all related Records in trust for Buyer. Seller or each Guarantor shall notify, or cause to be notified, every other party holding any such Records of the interests and liens granted hereby.

                           (iii) Upon reasonable advance written notice from
Custodian or Buyer, Seller and each Guarantor shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller or such Guarantor with its respective chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller or such Guarantor with its independent certified public accountants.

                  g. Financial Statements; Accountants' Reports: Other Information. Seller and each Guarantor shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyer. Seller and ABFS shall furnish or cause to be furnished to Buyer the following:

                           (i) Financial Statements. (x) As soon as available
and in any event within 90 days after the end of each fiscal year, the consolidated, audited balance sheets of ABFS as of the end of each fiscal year of ABFS, and the audited financial statements of income and changes in equity of ABFS, and the audited statement of cash flows of ABFS, for such fiscal year, and
(y) as soon as available and in any event within 45 days after the end of each quarter, the consolidated, unaudited balance sheets of ABFS as of the end of each quarter, and the unaudited financial statements of income and changes in equity of ABFS, and the unaudited statement of cash flows of ABFS, for the portion of the fiscal year then ended, all of which have been prepared in accordance with GAAP and certified by ABFS's chief financial officer.

                           (ii) Loan Data. Monthly reports in form and scope
satisfactory to Buyer, setting forth data regarding the performance of the Purchased Assets for the immediately preceding month, and such other information as Buyer may reasonably request, including, without limitation, any other information regarding the Purchased Assets requested by Buyer, the performance of any loans serviced by or on behalf of the Originators and any other financial information regarding the Guarantors reasonably requested by Buyer.

                           (iii) Monthly Servicing Diskettes. On or before the
second Business Day prior to each Repurchase Date, or any other time at Buyer's request, a computer tape or a diskette (or any other electronic transmission acceptable to Buyer) in a format acceptable to Buyer containing such information with respect to the Purchased Assets as Buyer may reasonably request upon reasonable prior notice.

                           (iv) Monthly Certification. Seller shall execute and
deliver a monthly certification substantially in the form of Exhibit A-1 attached hereto and ABFS shall execute and deliver a monthly certification substantially in the form of Exhibit A-2 attached hereto.

                  h. Notice of Material Events. Each of Seller and each Guarantor shall promptly inform Buyer in writing of any of the following:

                           (i) any Default, Event of Default or default or
breach by Seller or any Guarantor of any other material obligation under any Program Document, or the occurrence or existence of any event or circumstance that Seller or such Guarantor reasonably expects will with the passage of time become a Default, Event of Default or such a default or breach by Seller or any Guarantor;

                           (ii) any material change in the insurance coverage
required of Seller or any Guarantor or any other Person pursuant to any Program Document, with copy of evidence of same attached;

                           (iii) any material dispute, litigation,
investigation, proceeding or suspension between Seller or any Guarantor, on the one hand, and any Governmental Authority or any other Person;

                           (iv) any material change in accounting policies or
financial reporting practices of Seller or any Guarantor;

                           (v) the occurrence of any material employment dispute
and a description of the strategy for resolving it; and

                           (vi) any event, circumstance or condition that has
resulted, or has a possibility of resulting, in either a Material Adverse Change with respect to Seller or any Guarantor or a Material Adverse Effect.

                  i. Maintenance of Licenses. Each of Seller and each Guarantor shall maintain, all licenses, permits or other approvals necessary for each of Seller and each Guarantor to conduct its business and to perform its obligations under the Program Documents, and each of Seller and each Guarantor shall conduct its business strictly in accordance with applicable law. Nothing hereunder shall prohibit any Guarantor from terminating a license that is non-material to its business or the performance of its obligations under the Program Documents.

                  j. No Withholdings for Taxes. Any payments made by Seller to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if Seller shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then Seller shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have received if such tax had not been imposed. This provision does not apply to income taxes payable by Buyer on its taxable income.

                  k. Change in Nature of Business. Neither Seller nor any Guarantor shall make any material change in the nature of its business as carried on at the date hereof.

                  l. Limitation on Distributions. If an Event of Default has been declared and is continuing, neither Seller nor any Guarantor shall pay any dividends or distributions with respect to any capital stock or other equity interests in Seller or any Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or any Guarantor.

                  m. Upfront Fee. On the Effective Date of this Agreement, the Seller shall pay to Buyer the Upfront Fee in immediately available funds.

                  n. Merger of Guarantor. No Guarantor shall at any time, directly or indirectly, (i) liquidate or dissolve or enter into any consolidation or merger or be subject to a Change in Control without Buyer's prior consent, such consent not to be unreasonably withheld; (ii) form or enter into any partnership, joint venture, syndicate or other combination which would have a Material Adverse Effect; or (iii) make any Material Adverse Change with respect to such Guarantor or such Guarantor's Subsidiaries.

                  o. Insurance. Seller will, and shall cause the Servicer to, obtain and maintain insurance with responsible companies in such amounts and against such risks as are customarily carried by business entities engaged in similar businesses similarly situated, and will furnish Buyer on request full information as to all such insurance, and provide within fifteen (15) days after receipt of such request the certificates or other documents evidencing the renewal of each such policy.

                  p. Affiliate Transaction. Neither Seller nor any Guarantor will at any time, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or otherwise acquire any property or assets from, or otherwise engage in any transactions with, any of their Affiliates unless the terms thereof are no less favorable to Seller or such Guarantor, as applicable, than those that could be obtained at the time of such transaction in an arm's length transaction with a Person who is not such an Affiliate.

                  q. Change of Fiscal Year. Neither Seller nor any Guarantor will at any time, directly or indirectly, except upon thirty (30) days' prior written notice to Buyer, change the date on which Seller's or such Guarantor's fiscal year begins from Seller's or such Guarantor's current fiscal year beginning date.

                  r. Delivery of Servicing Rights. The parties hereto acknowledge that each Purchased Asset is sold along with the Servicing Rights thereto. With respect to each Loan, ABC shall deliver the servicing to the designee of Buyer, within 75 days of the related Purchase Date, unless otherwise stated in writing by Buyer; provided that on each Repurchase Date that is subject to a new Transaction, such delivery requirement is deemed restated for such new Transaction (and the immediately preceding delivery requirement is deemed to be rescinded) in the absence of directions to the contrary from Buyer, and a new 75-day period is deemed to commence as of such Repurchase Date. ABC's transfer of the Servicing Rights under this Section shall be in accordance with customary standards in the industry.

                  s. Underwriting Guidelines. Seller shall give written notice to Buyer of any material modifications to be made to the Underwriting Guidelines. In the event that the Buyer does not approve of any such modification to the Underwriting Guidelines in its sole discretion, Buyer shall be under no obligation to purchase any Mortgage Loan under a Transaction hereunder if such Mortgage Loan does not conform to the provisions of the Underwriting Guidelines consented to by the Buyer. The Buyer shall take reasonable efforts to notify the Seller of Buyer's approval of any such modification within four (4) Business Days of the Buyer receiving written notice of such modification and any failure of the Buyer to expressly approve of any such modification within such four (4) Business Day period, shall be deemed to be a rejection of such modification by the Buyer.

14.      REPURCHASE DATE PAYMENTS/COLLECTIONS

         On each Repurchase Date, Seller shall remit or shall cause to be remitted to Buyer the Repurchase Price; provided, however, that with respect to each Repurchase Date that is also a Purchase Date, the Repurchase Price and Purchase Price for such Transactions may be applied against each other and netted.

15.      REPURCHASE OF PURCHASED ASSETS; CHANGE OF LAW

         a. Upon discovery by Seller or any Guarantor of a breach of any of the representations and warranties set forth in Appendix A to the Custody Agreement, Seller or such Guarantor shall give prompt written notice thereof to Buyer. Upon any such discovery by Buyer, Buyer will promptly notify Seller in writing. It is understood and agreed that the representations and warranties set forth in Appendix A to the Custody Agreement shall survive delivery of the respective Loan Files to the Custodian and shall inure to the benefit of Buyer. The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Loan shall not affect Buyer's right to demand repurchase as provided under this Agreement. Unless any Seller Party has given the required notice, a Seller Party shall within two (2) Business Days of the earlier of such Person's discovery or such Person receiving notice, with respect to any Loan, of (i) any breach of a representation or warranty contained in Appendix A to the Custody Agreement or
(ii) any failure to deliver any of the items required to be delivered as part of the Loan File within the time period required for delivery pursuant to the Custody Agreement, promptly cure such breach or delivery failure in all material respects. If within two (2) Business Days after the earlier of such Seller Party's discovery of such breach or delivery failure or such Seller Party's receiving notice thereof such breach or delivery failure has not been remedied by the related Originator, the related Originator shall promptly upon receipt of written instructions from Buyer, at Buyer's option, either (i) purchase such Loan at a purchase price equal to the Repurchase Price with respect to such Loan by wire transfer to the account designated by Buyer, or (ii) transfer comparable Substitute Assets to Buyer, as provided in Section 16 hereof.

         b. If Buyer determines that the introduction of, any change in, or the interpretation or administration of any requirement of law has made it unlawful or commercially impracticable to engage in any Transactions with a Pricing Rate based on LIBOR, then Seller (i) shall, upon its receipt of notice of such fact and demand from Buyer (with a copy of such notice to Custodian), repurchase the Purchased Assets subject to the Transaction on the next succeeding Business Day and, at Seller's election, concurrently enter into a new Transaction with Buyer with a Pricing Rate based on the Prime Rate plus the margin set forth in the Side Letter as part of the Pricing Rate and (ii) may elect, by giving notice to Buyer and Custodian, that all new Transactions shall have Pricing Rates based on the Prime Rate minus one percent (1.00%).

         c. If Buyer determines in its sole discretion that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Buyer's capital or on the capital of any Affiliate of Buyer as a consequence of such Change in Law on this Agreement, then from time to time Seller will compensate Buyer or Buyer's Affiliate, as applicable, for such reduced rate of return suffered as a consequence of such Change in Law on terms similar to those imposed by Buyer on its other similarly affected customers. Buyer shall provide Seller with prompt notice as to any Change in Law. Notwithstanding any other provisions in this Agreement, in the event of any such Change in Law Seller will have the right to terminate all Transactions then outstanding without any prepayment penalty as of a date selected by Seller, which date shall be prior to the then applicable Repurchase Date and which date shall thereafter for all purposes hereof be deemed to be the Repurchase Date.

16.      SUBSTITUTION

         a. Seller may, subject to agreement with and acceptance by Buyer, substitute other assets which are substantially the same as the Purchased Assets (the "Substitute Assets") for any Purchased Assets. Such substitution shall be made by transfer to Buyer of such other Substitute Assets and transfer to Seller of such Purchased Assets. After substitution, the Substitute Assets shall be deemed to be Purchased Assets.

         b. In the case of any Transaction for which the Repurchase Date is other than the Business Day immediately following the Purchase Date and with respect to which Seller does not have any existing right to substitute Substitute Assets for the Purchased Assets, Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to 10 a.m. (New York City time) on the second preceding Business Day, to substitute Substitute Assets for any Purchased Assets; provided, however, that Buyer may elect, by the close of business on the Business Day following which such notice is received, or by the close of the next Business Day if notice is given after 10 a.m. (New York City time) on such day, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller's transfer to Buyer of such Substitute Assets and Buyer's transfer to Seller of such Purchased Assets, and after such substitution, the Substitute Assets shall be deemed to be Purchased Assets. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction.

         c. In the event Seller exercises its right to substitute or terminate under subsection (b), Seller shall be obligated to pay to Buyer, by the close of the Business Day of such substitution, as the case may be, an amount equal to
(A) Buyer's actual cost in bona fide third party transactions (including all fees, expenses and commissions) of (i) entering into replacement transactions; and/or (ii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination, and (B) to the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by Buyer in good faith, and such determination shall be binding upon the parties, absent manifest error.

17.      REPURCHASE TRANSACTIONS

         Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of Buyer's choice, in all cases subject to Buyer's obligations hereunder, including without limitation, to reconvey the Purchased Assets (and not substitutes therefor) on the Repurchase Date. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer's counterparty any of the applicable representations or warranties in Appendix A to the Custody Agreement and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

18.      EVENTS OF DEFAULT

         With respect to any Transactions covered by or related to this Agreement, the occurrence of any of the following events shall constitute an "Event of Default":

         a. Seller fails to transfer the Purchased Assets to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price);

         b. Seller either fails to repurchase the Purchased Assets on the applicable Repurchase Date or fails to perform its obligations under Section 6;

         c. either Seller, a Guarantor or Servicer shall fail to perform, observe or comply with any other material term, covenant or agreement contained in the Program Documents (other than Appendix A to the Custody Agreement) and such failure is not cured within the time period expressly provided or, if no such cure period is provided, within one (1) Business Days of the earlier of (i) such party's receipt of written notice from Buyer or Custodian of such breach or
(ii) the date on which such party obtains notice or knowledge of the facts giving rise to such breach;

         d. any representation or warranty made by Seller or a Guarantor (or any of Seller's or such Guarantor's officers) in the Program Documents or in any other document delivered in connection therewith (other than the representations or warranties in Appendix A to the Custody Agreement) shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

         e. Seller, any Guarantor, or any of Seller's or any Guarantor's Subsidiaries shall fail to pay any of Seller's, such Guarantor's or Seller's or such Guarantor's Subsidiaries' Indebtedness in excess of $1,000,000 (in the aggregate), or any interest or premium thereon when due (whether by scheduled maturity, requirement prepayment, acceleration, demand or otherwise), or shall fail to make any payment when due under Seller's, such Guarantor's or Seller's or such Guarantor's Subsidiaries' Guarantee of another person's Indebtedness for borrowed money in excess of $1,000,000 (in the aggregate), and such failure shall result in any related counterparty declaring any such Indebtedness or Guarantee to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

         f. a custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for Seller, a Guarantor or any of Seller's or a Guarantor's Subsidiaries, or of any of Seller's, a Guarantor's or their respective Property (as a debtor or creditor protection procedure), is appointed or takes possession of such property; or Seller, a Guarantor or any of Seller's or a Guarantor's Subsidiaries generally fails to pay Seller's, such Guarantor's or Seller's or such Guarantor's Subsidiaries' debts as they become due; or Seller, a Guarantor or any of Seller's or a Guarantor's Subsidiaries is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against Seller, a Guarantor or any of Seller's or a Guarantor's Subsidiaries; or any of Seller's, Guarantor's or Seller's or Guarantor's Subsidiaries' Property is sequestered by court or administrative order; or a petition is filed against Seller, a Guarantor or any of Seller's or a Guarantor's Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect; provided that, if any event described in this subsection (f) is not voluntarily caused or consented to by Seller, Guarantor or an applicable Subsidiary, a 45-day cure period shall be applicable to stay or discharge such event;

         g. Seller, a Guarantor or any of Seller's or a Guarantor's Subsidiaries files a voluntary petition in bankruptcy seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for Seller, any Guarantor or any of Seller's or any Guarantor's Subsidiaries, or of all or any part of Seller's, any Guarantor's or Seller's or any Guarantor's Subsidiaries' Property; or makes an assignment for the benefit of Seller, any Guarantor or Seller's or any Guarantor's Subsidiaries' creditors;

         h. any final, nonappealable judgment or order for the payment of money in excess of $500,000 is rendered against any Guarantor or any of Seller's or any Guarantor's Subsidiaries and remains undischarged or unsatisfied after the passage of 45 days following the date on which it is entered or any final, nonappealable judgment or order for the payment of money in excess of $500,000 is rendered against Seller;

         i. any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, any Guarantor or any of Seller's or any Guarantor's material operating Subsidiaries, or shall have taken any action to displace the management of Seller, any Guarantor or any of Seller's or any Guarantor's material operating Subsidiaries or to curtail its authority in the conduct of the business of Seller, any Guarantor or any of Seller's or any Guarantor's material operating Subsidiaries, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, any Guarantor or any of Seller's or any Guarantor's material operating Subsidiaries as an issuer, buyer or a seller/servicer of Loans or securities backed thereby, and such action provided for in this subsection (i) shall not have been discontinued or stayed within 30 days;

         j. Seller, any Guarantor or any of Seller's or any Guarantor's Subsidiaries shall default under, or fail to perform as requested under, or shall otherwise breach the material terms of any instrument, agreement or contract relating to Indebtedness, and such default, failure or breach shall result in any counterparty declaring such Indebtedness to be due and payable prior to the maturity thereof;

         k. in the reasonable good faith judgment of Buyer any Material Adverse Change shall have occurred with respect to Seller, Seller, ABFS, ABC, ABMS or Upland or any of Seller's, ABFS's, ABC's, ABMS's or Upland's Subsidiaries taken as a whole; or in the reasonable good faith judgment of Buyer any Material Adverse Change shall have occurred with respect to ABFS that has caused a Material Adverse Change with respect to ABFS;

         l. Seller, any Guarantor or Servicer shall admit in writing its inability to, or intention not to, perform any of Seller's, such Guarantor's or Servicer's respective material Obligations;

         m. Seller or any Guarantor dissolves, merges or consolidates with another entity, or sells, transfers, or otherwise disposes of a material portion of Seller's or such Guarantor's (as applicable) business or assets unless Buyer's written consent is given;

         n. this Agreement shall for any reason cease to create a valid, first priority security interest or ownership interest upon transfer in any material portion of the Purchased Assets or Collateral purported to be covered hereby;

         o. either Seller's or any Guarantor's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or such Guarantor as a "going concern" or a reference of similar import;

         p. a Change in Control of any Guarantor or Seller shall have occurred which has not been approved by Buyer;

         q. As of the end of any fiscal quarter, ABFS on a consolidated basis fails to maintain at all times a minimum Consolidated Stockholders' Equity in excess of the sum of (1) $47,500,000, plus (2) the aggregate amount equal to 50% of the aggregate net cash proceeds received by ABFS or any of its subsidiaries from the issuance of capital stock after June 30, 2001, plus (3) for each fiscal quarter ending after June 30, 2001, the aggregate amount equal to 60% of positive consolidated Net Income for such fiscal quarters; provided that if ABFS should incur a net loss for any fiscal quarter, the Consolidated Stockholders' Equity requirement hereunder will not be reduced from the amount required at the previous fiscal quarter end; and

         r. The ratio of ABFS's Total Liabilities to Consolidated Stockholders' Equity is greater than 16:1 as of the end of any fiscal quarter. ABFS shall fail to maintain at the end of any fiscal quarter at least $200,000,000 in Subordinated Debt with maturities of at least one year or greater and at least $350,000,000 of total Subordinated Debt.

19.      REMEDIES

         Upon the occurrence of an Event of Default, Buyer, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 18(f) or (g) hereof), shall have any or all of the following rights and remedies, which may be exercised by Buyer:

         a. The Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

         b. Seller's obligations hereunder to repurchase all Purchased Assets at the Repurchase Price therefor on the Repurchase Date in such Transactions shall thereupon become immediately due and payable; all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate Repurchase Prices and any other amounts owing by Seller hereunder; Seller and each Guarantor shall immediately deliver to Buyer or its designee any and all original papers, records and files relating to the Purchased Assets subject to such Transaction then in Seller's and any Guarantor's possession and/or control; and all right, title and interest in and entitlement to such Purchased Assets and Servicing Rights thereon shall be deemed transferred to Buyer.

         Buyer may (A) sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 19(b) without notice or demand of any kind, at a public or private sale and at such price or prices as Buyer may reasonably deem satisfactory any or all Purchased Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The Seller shall remain liable to the Buyer for any amounts that remain owing to Buyer following a sale or credit under the preceding sentence. The proceeds of any disposition of Purchased Assets shall be applied first to the reasonable costs and expenses incurred by Buyer in connection with or as a result of an Event of Default; second to direct damages, including, but not limited to, Breakage Costs; third to the aggregate Repurchase Prices; and fourth to all other Obligations.

         The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect the time and manner of liquidating any Purchased Asset and nothing contained herein shall obligate Buyer to liquidate any Purchased Asset on the occurrence of an Event of Default or to liquidate all Purchased Assets in the same manner or on the same Business Day or constitute a waiver of any right or remedy of Buyer. Notwithstanding the foregoing, the parties' to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.

         In addition to its rights hereunder, Buyer shall have the right to proceed against any of Seller's assets which may be in the possession of Buyer or any of Buyer's Affiliates, including the right to liquidate such assets and to set-off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Assets and Additional Purchased Assets, any other Collateral or its proceeds and all other sums or obligations owed by Buyer to Seller hereunder against all of Seller's Obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such Obligations are then due, without prejudice to Buyer's right to recover any deficiency.

         Buyer may, at its option, terminate this Agreement subject to the terms set forth in such section.

         Buyer may direct all Persons servicing the Purchased Assets to take such action with respect to the Purchased Assets as Buyer determines appropriate.

         Seller shall be liable to Buyer for the amount of all expenses (plus interest thereon at a rate equal to the Default Rate), and direct damages, including, but not limited to, Breakage Costs and all costs and expenses incurred within 30 days of the Event of Default in connection with hedging or covering transactions related to the Purchased Assets.

         Each of Seller and each Guarantor shall cause all sums received by it with respect to the Purchased Assets to be deposited with Custodian (or such other Person as Buyer may direct) after receipt thereof.

         Buyer shall without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Assets and any other Collateral or any portion thereof, collect the payments due with respect to the Purchased Assets and any other Collateral or any portion thereof, and do anything that Buyer is authorized hereunder to do. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

         Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives, to the extent permitted by law, any right Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets and any other Collateral or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

         In addition to all the rights and remedies specifically provided herein, Buyer shall have all other rights and remedies provided by applicable federal, state, foreign, and local laws, whether existing at law, in equity or by statute.

         Upon the occurrence of an Event of Default, Buyer shall have, except as otherwise expressly provided in this Agreement, the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by Seller.

         Seller hereby authorizes Buyer, at Seller's expense, to file such financing statement or statements relating to the Purchased Assets and the Collateral without Seller's signature thereon as Buyer at its option may deem appropriate, and appoints Buyer as Seller's attorney-in-fact to execute any such financing statement or statements in Seller's name and to perform all other acts which Buyer deems appropriate to perfect and continue the lien and security interest granted hereby and to protect, preserve and realize upon the Purchased Assets and the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and execute assignments on behalf of Seller as its attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable without Buyer's consent.

20.      DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE

         No failure on the part of Buyer to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by Buyer to exercise any of its rights under any other related document. Buyer may exercise at any time one or more remedies, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies.

21.      USE OF EMPLOYEE PLAN ASSETS

         No assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") shall be used by either party hereto in a Transaction.

22.      INDEMNITY

         a. The Seller agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Buyer in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement (including, without limitation, (A) all due diligence (including quarterly diligence), collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of external counsel for the Buyer with respect thereto, with respect to advising the Buyer as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement, with respect to negotiations with the Seller or with other creditors of the Seller or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Buyer in connection with the enforcement of this Agreement, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Buyer and the allocated cost of internal counsel with respect thereto) whether or not the transactions contemplated hereby are consummated.

         b. Seller agrees to indemnify and hold harmless Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same is incurred) any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel and allocated costs of internal counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or other proceeding (whether or not such Indemnified Party is a party thereto) relating to, resulting from or arising out of any of the Program Documents and all other documents related thereto, any breach of a representation or warranty of Seller or any Guarantor or Seller's or any Guarantor's officer in this Agreement or any other Program Document, and all actions taken pursuant thereto) (i) the Transactions, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition or (ii) the actual or alleged presence of hazardous materials on any Property or any environmental action relating in any way to any Property, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or is the result of a claim made by Seller or any Guarantor against the Indemnified Party, and Seller or such Guarantor is ultimately the successful party in any resulting litigation or arbitration. Seller also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

         c. Without limitation on the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 19 or for any other reason, the Seller shall, upon demand by the Buyer, pay to the Buyer an amount sufficient to compensate the Buyer for any losses, costs or expenses that it may reasonably incur as of a result of such payment.

         d. If Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion.

         e. Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Assets by Buyer against full payment therefor.

23.      WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS

         Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Assets as a result of restrictions upon Buyer or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Assets shall be disposed of in the event of any disposition pursuant hereto.

24.      REIMBURSEMENT

         All sums reasonably expended by Buyer in connection with the exercise of any right or remedy provided for herein shall be and remain Seller's obligation. Seller agrees to pay, with interest at the Default Rate to the extent that an Event of Default has occurred and is continuing, the reasonable out-of-pocket expenses and reasonable attorneys' fees incurred by Buyer and/or Custodian in connection with the enforcement or administration of the Program Documents, the taking of any action, including legal action, required or permitted to be taken by Buyer (without duplication to Buyer) and/or Custodian pursuant thereto, any "due diligence" or loan agent reviews conducted by Buyer or on its behalf or any refinancing or restructuring in the nature of a "workout". If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then within five (5) Business Days receipt of written notice from the Buyer with a reasonably detailed explanation from the Buyer regarding such increase, Seller agrees to pay to Buyer, from time to time, upon demand by Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs. Notwithstanding any other provisions in this Agreement, in the event of any such change in the eurocurrency reserve requirement or the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority, Seller will have the right to terminate all Transactions then outstanding as of a date selected by Seller, which date shall be prior to the applicable Repurchase Date and which date shall thereafter for all purposes hereof, be deemed to be the Repurchase Date. In addition, Buyer shall promptly notify Seller if any events in clause (i) or (ii) of this Section 24 occur.

25.      FURTHER ASSURANCES

         Seller and each Guarantor agree to do such further acts and things and to execute and deliver to Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the intent and purposes of this Agreement, to perfect the interests of Buyer in the Purchased Assets or to better assure and confirm unto Buyer its rights, powers and remedies hereunder.

26.      ENTIRE AGREEMENT; PRODUCT OF NEGOTIATION

         This Agreement supersedes and integrates all previous negotiations, contracts, agreements and understandings between the parties relating to a sale and repurchase of Purchased Assets and Additional Purchased Assets thereto, and it, together with the other Program Documents, and the other documents delivered pursuant hereto or thereto, contains the entire final agreement of the parties. No prior negotiation, agreement, understanding or prior contract shall have any validity hereafter.

27.      TERMINATION

         This Agreement shall remain in effect until the earlier of (i) November 14, 2002, or (ii) at Buyer's option upon the occurrence and continuation of an Event of Default pursuant to Section 19 (such date, the "Termination Date"). However, no such termination shall affect Seller's outstanding obligations to Buyer at the time of such termination. Seller's obligations to indemnify Buyer pursuant to this Agreement shall survive the termination hereof.

         Upon the written request of the Seller, no more than ninety (90) days prior to the then currently scheduled Termination Date, the Buyer may in its sole discretion (and subject to any conditions set forth by the Buyer) extend the Termination Date for a period of 364 days, by giving written notice of such extension to the Seller no later than forty-five (45) days following receipt of such request from the Seller. Failure by the Seller to receive a response from Buyer on or prior to the forty-fifth (45th) day prior to the Termination Date, shall be deemed that the Buyer has not accepted the request to extend the facility.

28.      ASSIGNMENT

         The Program Documents are not assignable by Seller. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Documents; provided, however that Buyer shall maintain, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee ("Assignment and Acceptance"), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of Buyer which assumes the obligations of Buyer (other than an Affiliate in the mortgage banking or servicing business) or (ii) to another Person approved by Seller (such approval not to be unreasonably withheld) which assumes the obligations of Buyer, be released from its obligations hereunder and under the Program Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

29.      AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement nor any consent to any failure to comply herewith or therewith shall in any event be effective unless the same shall be in writing and signed by Seller and Buyer, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

30.      SEVERABILITY

         If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.

31.      BINDING EFFECT; GOVERNING LAW

         This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that Seller may not assign or transfer any of its rights or obligations under this Agreement, Confirmation or any other Program Document without the prior written consent of Buyer. Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of the Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

32.      CONSENT TO JURISDICTION

         SELLER HEREBY WAIVES TRIAL BY JURY. SELLER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR PROCEEDING. SELLER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION SELLER MAY HAVE TO, NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS.

33.      SINGLE AGREEMENT

         Seller, each Guarantor and Buyer acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller, each Guarantor and Buyer each agree (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfer in respect of any other Transaction hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

34.      INTENT

         Seller and Buyer recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended ("USC") (except insofar as the Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the USC (except insofar as the Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable).

         It is understood that Buyer's right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to exercise any other remedies pursuant to Section 19 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the USC.

35.      NOTICES AND OTHER COMMUNICATIONS

         Except as provided herein, any notice required or permitted by this Agreement shall be in writing and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation (without error message) of such transmission.

Any such notice shall be sent to a party at the address or facsimile transmission number set forth below:

if to Seller,

                  ABFS REPO 2001, Inc.
                  American Business Financial Services, Inc.
                  Balapointe Office Centre
                  111 Presidential Boulevard, Suite 127
                  Bala Cynwyd, Pennsylvania 19004
                  Attention: Jeffrey M. Ruben
                  Telephone: (610) 617-5562
                  Facsimile: (610) 668-4164
if to ABFS,

                  American Business Financial Services, Inc.
                  Balapointe Office Centre
                  111 Presidential Boulevard, Suite 127
                  Bala Cynwyd, Pennsylvania 19004
                  Attention: General Counsel
                  Telephone: (610) 668-2440
                  Facsimile: (610) 668-1468

if to ABC,

                  American Business Credit, Inc.
                  American Business Financial Services, Inc.
                  Balapointe Office Centre
                  111 Presidential Boulevard, Suite 127
                  Bala Cynwyd, Pennsylvania 19004
                  Attention: General Counsel
                  Telephone: (610) 668-2440
                  Facsimile: (610) 668-1468

if to ABMS,

                  American Business Mortgage Services, Inc.
                  American Business Financial Services, Inc.
                  Balapointe Office Centre
                  111 Presidential Boulevard, Suite 127
                  Bala Cynwyd, Pennsylvania 19004
                  Attention: General Counsel
                  Telephone: (610) 668-2440
                  Facsimile: (610) 668-1468

if to Upland,

                  HomeAmerican Credit, Inc.
                  d/b/a Upland Mortgage
                  American Business Financial Services, Inc.
                  Balapointe Office Centre
                  111 Presidential Boulevard, Suite 127
                  Bala Cynwyd, Pennsylvania 19004
                  Attention: General Counsel
                  Telephone: (610) 668-2440
                  Facsimile: (610) 668-1468
if to Buyer or Agent,

                  Credit Suisse First Boston Mortgage Capital LLC
                  11 Madison Avenue, 5th Floor
                  New York, New York 10010
                  Attention: Anthony Giordano
                  Telephone: (212) 325-9103
                  Facsimile: (212) 325-8261

                  with a copy to:

                  Thomas Irwin
                  Credit Suisse First Boston Mortgage Capital LLC
                  11 Madison Avenue, 20th Floor
                  New York, New York 10010
                  Telephone Number: (212) 325-0331
                  Facsimile Number: (212) 325-8232

                  with a copy of all legal notices to:

                  Gabriella Morizio
                  Credit Suisse First Boston Mortgage Capital LLC
                  11 Madison Avenue, 20th Floor
                  New York, New York 10010
                  Telephone Number: (212) 325-9646
                  Facsimile Number: (212) 325-8219

as such address or number may be changed by like notice.

36.      CONFIDENTIALITY

         This Agreement and its terms, provisions, supplements and amendments, and transactions and notices hereunder, are proprietary to Buyer and Agent and shall be held by Seller (and Seller shall cause Servicer and each Guarantor to hold it) in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to Seller's direct and indirect parent companies, attorneys, agents or accountants, provided that such attorneys or accountants likewise agree to be bound by this covenant of confidentiality or (ii) upon prior written notice to Buyer, disclosure required by law, rule, regulation or order of a court or other regulatory body or (iii) with prior written notice to Buyer, any required Securities and Exchange Commission or state securities' law disclosures or filings, which shall not include the Side Letter unless otherwise agreed by Buyer in writing.


         [Signature Page Follows]

                  IN WITNESS WHEREOF, Seller, Guarantors and Buyer have caused their names to be signed to this Master Repurchase Agreement by their respective officers thereunto duly authorized as of the date first above written.

                                            ABFS REPO 2001, INC., as Seller


                                            By:
                                            Name:
                                            Title:

                                            CREDIT SUISSE FIRST BOSTON MORTGAGE
                                            CAPITAL LLC, as Buyer and Agent,
                                            as applicable


                                            By:
                                            Name:
                                            Title:

Acknowledged and Agreed:

AMERICAN BUSINESS CREDIT, INC., as Guarantor


By:
Name:
Title:

AMERICAN BUSINESS MORTGAGE SERVICES, INC., as Guarantor


By:
Name:
Title:

AMERICAN BUSINESS FINANCIAL SERVICES, INC., as Guarantor


By:
Name:
Title:

HOMEAMERICAN CREDIT, INC., d/b/a/ UPLAND MORTGAGE, as Guarantor


By:
Name:
Title:

         ANNEX I

         BUYER ACTING AS AGENT

         This Annex I forms a part of the Master Repurchase Agreement dated as of November 16, 2001 (the "Agreement") between Credit Suisse First Boston Mortgage Capital LLC and ABFS REPO 2001, Inc.. This Annex I sets forth the terms and conditions governing all transactions in which a party selling assets or buying assets, as the case may be ("Agent"), in a Transaction is acting as agent for one or more third parties (each, a "Principal"). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1. Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any Transaction:
Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and to perform the obligations of Seller or Buyer, as the case may be, under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2. Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party) and (b) to provide the other party, before the close of business on the next business day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next business day or (ii) the other party shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Purchased Assets or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Purchased Assets, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one business day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent's Principals such information regarding the financial status of such Principals as the other party may reasonably request.

3. Limitation of Agent's Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex I, are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex I, then (a) Agent's obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and (b) the other party's remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

4.       Multiple Principals.

         (a) In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of separate Principals.

         (b) In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex I, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Buyer's and Seller's remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

         (c) In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent's notice under Section 2(b) of this Annex I need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal's account; (ii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer's and Seller's remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Seller or Buyer, as the case may be.

         (d) Notwithstanding any other provision of the Agreement (including, without limitation, this Annex I), the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Section 4(b) of this Annex I (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).

5. Interpretation of Terms. All references to "Seller" or "Buyer", as the case may be, in the Agreement shall, subject to the provisions of this Annex I (including, among other provisions, the limitations on Agent's liability in Section 3 of this Annex I), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a "Seller" or "Buyer", as the case may be, directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent's Principal or Principals have designated Agent as their sole agent for performance of Seller's obligations to Buyer or Buyer's obligations to Seller, as the case may be, and for receipt of performance by Buyer of its obligations to Seller or Seller of its obligations to Buyer, as the case may be, in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of Securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed "parties" to the Agreement and all references to a "party" or "either party" in the Agreement shall be deemed revised accordingly.

         EXHIBIT A-1

         MONTHLY CERTIFICATION

         I, _________________ , _________________ of ABFS REPO 2001, Inc. (the
"Company"), do hereby certify that the Company is in compliance with all provisions and terms of the Master Repurchase Agreement, dated as of November 16, 2001, by and between Credit Suisse First Boston Mortgage Capital LLC and the Company.

         IN WITNESS WHEREOF, I have signed this certificate and affixed the seal of the Company


Date: ________, 200_
                                     -------------------------------------
                                     Name:
                                     Title:


[SEAL]

         I, _________________ , _________________ of the Company, do hereby certify that ____________________is the duly elected or appointed, qualified and acting of the Company, and the signature set forth above is the genuine signature of such officer on the date hereof.

                                     -------------------------------------
                                     Name:
                                     Title:

         EXHIBIT A-2

         MONTHLY CERTIFICATION

         I, ________________, ___________________ the ______________ of American
Business Financial Services, Inc. (the "Company"), do hereby certify that:

                  (i) the Company is in compliance with all provisions and terms of the Master Repurchase Agreement, dated as of November 16, 2001 (the "Repurchase Agreement"), by and between Credit Suisse First Boston Mortgage Capital LLC (the "Buyer") and ABFS REPO 2001, Inc. (the "Seller");

                  (ii) all material modifications to the Underwriting Guidelines have been delivered to the Buyer;

                  (iii) [TO BE DELIVERED ONLY ON QUARTERLY BASIS: the Consolidated Stockholders' Equity of the Company is not less than the amount set forth in Section 18(q) of the Repurchase Agreement;]

                  (iv) [TO BE DELIVERED ONLY ON QUARTERLY BASIS: The ratio of Company's Total Liabilities to Consolidated Stockholders' Equity does not exceed the amount set forth in Section 18(r) of the Repurchase Agreement; and]

                  (v) [TO BE DELIVERED ONLY ON QUARTERLY BASIS: The Subordinated Debt of the Company's is not less than the amount set forth in Section 18(r) of the Repurchase Agreement.]

         Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Repurchase Agreement.

                  IN WITNESS WHEREOF, I have signed this certificate and affixed the seal of the Company

Date: ________, 200_
                                     --------------------------------
                                     Name:
                                     Title:
[SEAL]

         I, _____________, ________________ of the Company, do hereby certify that is the duly elected or appointed, qualified and acting of the Company, and the signature set forth above is the genuine signature of such officer in the date hereof.

                                    --------------------------------
                                     Name:
                                     Title:

         EXHIBIT B

         LEGAL ACTIONS, PROCEEDINGS AND INVESTIGATIONS